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                                                                   Exhibit 10.34

                                  CORRESPONDENT
                           MORTGAGE SERVICES AGREEMENT

         This Mortgage Services Agreement ("Agreement") is made as of the 20th day of May, 1998 by and between PHH MORTGAGE SERVICES CORPORATION, a New Jersey corporation having an office at 6000 Atrium Way, Mt. Laurel, New Jersey ??54 ("PHH"), and E-Loan (the "Correspondent"), a California corporation having an office at 540 University Avenue, #350, Palo Alto, CA 94301.

                                   WITNESSETH:

         WHEREAS, PHH is an experienced provider, on a nationwide basis, of residential mortgage services and products to its clients and customers, including financial institutions;

         WHEREAS, Correspondent desires to engage PHH to provide certain government and conventional residential mortgage services and products to Correspondent and its customers as described in and in accordance with the terms specified in this Agreement.

         NOW, THEREFORE, in consideration of mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   PROCEDURES

         Eligible Loans. As of the loan closing date, Correspondent shall ensure that all loans are in full compliance with the Federal National Mortgage Association Conventional Selling Contract Supplement, the Federal Home Loan Mortgage Corporation Sellers Guide, the Government National Mortgage Association Seller/Servicing Guide and the Veterans Administration Guidelines, as may be applicable or comply with those modifications that PHH may authorize in writing from time to time.

         Interest Rates and Program Terms. The Correspondent shall originate loans that bear interest in accordance with the price quoted by PHH and have origination terms, fees and other program features that conform fully to PHH guidelines. PHH shall close all loans in accordance with the program options, interest rates and fees provided in the PHH pricing policy, as well as current price change notices in effect on the registration date. Any change in the pricing policy shall be provided by PHH immediately to Correspondent and shall be considered to be effective upon telephone notification. PHH shall verify all such changes in writing.
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         Loan Origination Procedures. Correspondent shall originate, register and process all loans in conformance with the procedures and policies described in the PHH Operations Bulletin, which is incorporated herein by reference. Correspondent shall submit the documents required in the Operations Bulletin to PHH for underwriting. PHH shall accept or reject all loans within forty-eight (48) hours of receipt of a complete underwriting submission package using the underwriting guidelines described in the Operations Bulletin and shall close all acceptable loans in accordance with its normal procedures. Such guidelines may be amended from time to time by PHH. PHH shall notify Correspondent in writing of any such changes.

         Title and Lien Requirements. Correspondent shall ensure that each loan is securable by a first mortgage or deed of trust creating a valid first lien and shall be insurable by an ALTA title policy acceptable to PHH.

         PMI Insurance. On conventional loans with a loan-to-value ratio in excess of 80%, either Correspondent or PHH shall order private mortgage insurance and obtain approval that is acceptable to PHH. The private mortgage insurance required on mortgage programs for relocation buyers shall be ordered by PHH. Written approval from the private mortgage insurance company must be received by PHH prior to PHH closing the loan.

         A. Correspondent shall submit an additional copy of the appraisal and application (Form 1003) for all PMI and Pool Insurance loans.

         Prior Approval. Any loan utilizing a program which requires prior approval by an investor must receive that approval prior to closing. PHH will submit such loan for any investor approval.

I. Documentation. Correspondent agrees, within a reasonable time, to execute, transmit and/or obtain any and all documentation over which they can be reasonably expected to have control and which PHH, FNMA, FHLMC or GNMA may deem necessary to properly complete the sale of any loan; and/or to perfect a first lien. All required documentation shall be delivered to PHH within thirty (30) days of the closing date or Correspondent shall, at PHH's option, be required to repurchase the loan upon demand in accordance with the provisions of this Agreement.

         The right to process loans under this Agreement is contingent upon FNMA, FHLMC and/or GNMA approving Correspondent should such approval be required by any agency at the time of signing this Agreement or at any time subsequent.

II. Quality Control. At any time PHH shall have the right to conduct quality control audits to verify all documentation submitted by Correspondent including full documentation of loans closed as "no income" loans. Correspondent agrees to cooperate fully with these audits including the procurement or verification of any requested information and with the verification of any audit findings. Correspondent acknowledges that the findings of these audits could lead to a request for repurchase of loans or termination of this Agreement in the event of the discovery of improper documentation, documentation which does not support the information supplied with the loan submission, or breach of any warranty contained herein.


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Failure to comply with this Section is a default under this Agreement and PHH, upon such default, may terminate this Agreement and is entitled to request the repurchase of any improper loans and any damages suffered as a result of such breach.

Correspondent Warranty.

A. Correspondent hereby warrants the following to PHH with respect to all loans submitted under this Agreement:

         1. That the mortgagor understands the mortgage will not be subordinated, in whole or in part, and the mortgaged premises will not be released from the lien of the mortgage, in whole or in part until the debt is paid in full;

         2. That the property will be subject to a valid, subsisting and enforceable first lien, and there shall be no simultaneous secondary financing unless prior approved by PHH;

         3. That any assistance necessary to conform with any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds will be performed in a timely manner;

         4. That as of the date of warranty correspondent has no knowledge of damage to the mortgaged premises that would adversely affect the value thereof;

         5. That the mortgage loan was processed by Correspondent in compliance with all applicable federal, state and local laws in existence at the time of closing, including but not limited to: Regulation Z (Truth-in-Lending Act); Fair Credit Reporting Act; Flood Disaster Protection Act of 1973; Regulation X (Real Estate Settlement Procedures Act of 1974) (RESPA), as amended, and Regulation B (Equal Credit Opportunity Act), as amended.

         6. All documents submitted to PHH are genuine, true and proper. All other representations are true and correct and meet the requirements and specifications of this Agreement.

         7. Correspondent further makes all FNMA, FHLMC and GNMA warranties and representations, as may be applicable, required at the time of closing of the loans.

All of the aforementioned warranties shall survive and inure to the benefit of any person, partnership, firm or entity to which PHH may assign or sell any such loans under this Agreement. In the event of a breach of warranty as described in this paragraph or failure to deliver the required documentation described in Paragraph VII, Correspondent agrees to immediately repurchase said loan upon demand by PHH and shall indemnify and hold PHH harmless from all claims, liabilities, losses, damages, expenses and lawsuits (including attorney's fees), in connection therewith.


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         Compensation for Correspondent's Services.

         Upon receipt of the documents required in Paragraph VII, including clearance of any approval conditions, PHH shall close the loan. PHH shall compensate Correspondent at the closing table (unless PHH, in its sole discretion, notifies Correspondent from the mortgage rate or fees Correspondent charges the applicant which differ from the that compensation will be paid after conditions are cleared) based upon the difference between the mortgage interest rate and/or fees charged the mortgage and that charged by PHH, less $225 which represents a PHH underwriting fee. The total Broker compensation paid to the Correspondent (excluding any closing fees) from the customer, PHH or Seller, shall not exceed 325 basis points of the original principal balance of each loan.

         Rate Locks. All Loans brokered under this Agreement shall be on a Best Efforts Basis, unless specifically negotiated otherwise. Best Efforts delivery shall mean a mandatory delivery of Loans registered with PHH if the Loan closes. All locked Loans which are not declined by PHH shall be delivered to PHH. Correspondent shall not broker the Loan to any other lender and shall not assist in closing the loan with any other lender. The Best Efforts Delivery Policy will be closely monitored by the Quality Control Department at PHH. In the event Correspondent brokers any locked Loan to a lender other than PHH, Correspondent shall be subject to a pair off fee.

I. Cancellations: In the event the Correspondent requests a loan file returned from PHH after PHH has underwritten and approved the loan, the Correspondent will be charged an underwriting fee of $225.

II. Disclaimer. PHH makes no representation or warranty to Correspondent or its members regarding the effect that this Agreement and the consummation of the transaction contemplated hereby may have upon their Foreign, Federal, State or local tax liabilities.

V. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

V. Servicing. PHH shall own the servicing rights of all loans closed under this Agreement and is entitled to all escrow fees, buydown funds and rights thereof. Any escrow or buydown fees shall be submitted to PHH via separate check(s). The check(s) shall be made payable to "PHH Mortgage Services Corporation", and shall be submitted with the final closed loan package.

VI.      Assignability.

         A. Subject to Section VI(B), neither Correspondent nor PHH may assign its rights or obligations hereunder without the prior written consent of the other party and any attempted assignment without such consent shall be void.

         B. Notwithstanding the provisions of VI(A), PHH may assign this Agreement and/or delegate its responsibilities hereunder to any majority-owned subsidiary without obtaining the consent of Correspondent.


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VII.     Indemnification.

         A. Correspondent agrees to defend, indemnify and hold harmless PHH, its successors, assigns, stockholders, officers, directors, employees, agents, attorneys, affiliates and subsidiaries from and against any and all liabilities, damages or expenses whatsoever, including, without limitation, attorney's fees, resulting, directly or indirectly, from any actual or threatened claim or demand arising, directly or indirectly, under, from or out of or in connection with (i) any failure by Correspondent to perform its obligations under this Agreement, (ii) Correspondent's negligence or willful misconduct in the performance of its obligations under this Agreement, or (iii) Correspondent's failure to comply fully with any and all federal, state and local laws, rules and regulations governing the origination of mortgage loans.

         B. PHH agrees to defend, indemnify and hold harmless Correspondent, its successors, assigns, stockholders, officers, directors, employees, agents, attorneys, affiliates and subsidiaries from and against any and all liabilities, damages or expenses whatsoever, including, without limitation attorney's fees, resulting, directly or indirectly, from any actual or threatened claim or demand arising, directly or indirectly, under, from or out of or in connection with (i) any failure by PHH to perform its obligations under this Agreement, (ii) PHH's negligence or willful misconduct in the performance of its obligations under this Agreement, or (iii) PHH's failure to comply fully with any and all federal, state and local laws, rules and regulations governing the processing, underwriting, closing or servicing of mortgage loans.

VIII. Compliance with Laws. Correspondent hereby agrees to comply fully with all Federal, State and local laws governing the origination and processing of mortgage loans. Correspondent further agrees to indemnify and hold PHH harmless from any and all claims or damages arising out of Correspondent's failure to comply with such laws.

IX.      Fair Lending Compliance.

         A. Correspondent agrees with and fully supports the Fair Lending laws including: the Equal Credit Opportunity Act, Fair Housing Act and the Home Mortgage Disclosure Act. To that end, Correspondent agrees to implement procedures to ensure that all customers are reviewed on the basis of their qualifications as a borrower regardless of any non-merit factors (i.e., race, religion or gender). Upon request, PHH agrees to provide its own procedures which it utilizes in fulfilling its fair lending goals. In addition, in the spirit of promoting fair lending, the Correspondent agrees to make their best efforts to maintain an employment staff that reflects the racial, cultural and gender makeup of its local area.

         B. In furtherance of its fair lending commitment, PHH and Correspondent also agree to use their best efforts to utilize minority and women owned businesses when selecting vendors and outside services.


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X.       Termination.

         A. This Agreement shall terminate upon the occurrence of any one of the following events:

                  (1) In the event either party is required to discontinue its performance of this Agreement because of an order of any appropriate state or federal Court or regulatory body to do so.

                  (2) To the extent permitted by applicable law, upon the filing by a party of any action under any reorganization, insolvency or moratorium law, or upon the appointment of any receiver, trustee or conservator to take possession of the properties of such party.

                  (3) In the event PHH commits any breach of its terms, conditions, representations or warranties under this Agreement, and such breach is not cured within thirty
                           (30) days of PHH's receipt of written notice of such breach.

                  (4) In the event Correspondent commits any breach of its terms, conditions, representations or warranties under this Agreement, and such breach is not cured within thirty (30) days of Correspondent's receipt of written notice of the breach.

                  (5) In the event of fraud on the part of Correspondent in performing its duties hereunder, immediately upon receipt by Correspondent of notice of termination.

                  (6) Upon thirty (30) days written notice by either party to the other.

         B. Notwithstanding the termination of this Agreement, the obligation of PHH to pay Correspondent any outstanding fees and the indemnification provisions under Section XVII hereunder shall survive such termination and continue in full force and effect until fully performed or satisfied.

XI. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly submitted when received by the respective party at the address set forth above, or at such other address as that party may specify to the other by written notice.

XII. Non-Solicitation. The Correspondent agrees, for a period of 270 calendar days from the date of closing of a Loan, that Correspondent shall be prohibited from refinancing such Loan. A refinancing shall have occurred if the Loan closes within such 270 day period. In the event Correspondent refinances any Loans closed within such 270 calendar days, Correspondent shall pay PHH a penalty in the amount of the compensation paid to Correspondent on the original loan closing.

         Provided, however, in the event a customer contracts Correspondent for refinance and Correspondent improves the customer's current interest rate by at least 1/2% or an equivalent benefit in points paid by the customer. Correspondent shall contact PHH's Pricing Department for approval to refinance such Loan. If such approval is granted, no penalty shall be assessed.

XIII. Complete Agreement. This letter sets forth the complete terms of the Agreement between PHH and Correspondent. No terms or conditions of the Agreement may be waived or modified unless in writing by each party hereto.


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IV.      Force Majeure. Neither party shall be deemed to be in violation of this
         Agreement if such party is prevented from performing its obligations hereunder for any reason beyond its reasonable control, including, without limitation, Acts of God or any public enemy, elements, floods or strikes.

V. Governing Laws. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey without reference to conflict of law provisions thereof.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed the and year first above written.

E-Loan, Inc                                   PHH MORTGAGE SERVICES CORPORATION

CORRESPONDENT'S LICENSE NAME

Chris Larsen                                  By: /s/ Signature Illegible

Title: President                              Title: Vice President


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